UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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FORWARD FUNDS

(Name of Registrant as Specified In Its Charter)

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FORWARD FUNDS

FORWARD GLOBAL CREDIT LONG/SHORT FUND

INFORMATION STATEMENT DATED FEBRUARY 27, 2012

101 California Street, Suite 1600

San Francisco, California 94111

(800) 999-6809

INFORMATION STATEMENT IN CONNECTION WITH SOLICITATION OF

WRITTEN CONSENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

GENERAL

This document is an information statement (“Information Statement”). This Information Statement is being furnished to shareholders of the Forward Global Credit Long/Short Fund (the “Fund”), a series of Forward Funds (the “Trust”), in connection with the solicitation of written consent by the Board of Trustees (the “Board,” the members of which are referred to herein as “Trustees”) of the Trust for action to be taken by written consent in lieu of a meeting of the shareholders (the” Written Consent”). A form of Written Consent is attached hereto as an Exhibit.

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article VII, Section 7.3 of the Trust’s Amended and Restated Declaration of Trust permits any action to be taken by shareholders to be taken without a meeting if a majority of shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent of shareholders shall be treated for all purposes as a vote at a meeting.

The Board has fixed the close of business on February 15, 2012 as the record date for determination of shareholders entitled to receive this Information Statement (the “Record Date”). As of the Record Date, the number of shares outstanding for the Fund was 202,470.826 shares.

Shareholders will be asked to consider and approve the proposal set forth below to modify a fundamental investment restriction of the Fund with respect to the Fund’s status as a diversified company. Forward Management, LLC (“Forward Management”), the investment advisor to the Fund, believes that this modification will enhance the Fund’s ability to pursue its investment strategies.

This Information Statement is being mailed or given to shareholders starting on or about February 27, 2012. The Written Consent should be executed and submitted to the Trust on or about March 5, 2012.

This Information Statement should be kept for future reference. The Fund has not been in existence for a full fiscal year and there has been no annual report for the Fund. The Fund’s annual report, once available, will be mailed to Fund shareholders. If you would like to receive additional copies of this Information Statement or the shareholder report, once available, free of charge, please contact the Trust by writing to or calling Forward Management, 101 California Street, Suite 1600, San Francisco, CA 94111, 800-999-6809. The Fund’s annual report, once available, will be available free of charge on the Forward Funds website at www.forwardfunds.com. Requested shareholder reports, once available, will be sent by first class mail within three business days of the receipt of the request.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY

RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL.

PROPOSAL

MODIFICATION OF FUNDAMENTAL INVESTMENT RESTRICTION

OF THE FUND WITH RESPECT TO DIVERSIFICATION

Pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), an investment company is required to determine and disclose its policies with respect to its status as a diversified or non-diversified company. The Fund has adopted a fundamental investment restriction to operate as a diversified company, which is set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval. The Fund’s current fundamental investment restriction with respect to diversification states:

As a matter of fundamental policy:

1. With respect to 75% of its total assets, the Fund may not purchase any security (other than U.S. Government Securities or securities of other investment companies) if as a result: (i) more than 5% of the Fund’s total assets immediately after and as the result of such purchase would be invested in the securities of any one issuer; or (ii) purchase more than 10% of the outstanding voting securities of a single issuer. Changes in the market value of the Fund’s assets after the time of purchase do not affect the aforementioned calculations.

Forward Management believes that the Fund’s current status as a diversified company is restricting the management of the Fund. Accordingly, Forward Management, on behalf of the Fund, is seeking to change this restriction to the following:

As a matter of fundamental policy:

1. The Forward Global Credit Long/Short Fund has elected to qualify as a non-diversified series of the Trust.

If shareholders of the Fund approve this Proposal, the Fund will operate as a non-diversified company, which means that it may invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified company. Because the appreciation or depreciation of a single portfolio security may have a greater impact on the net asset value of the Fund, the net asset value per share of the Fund can be expected to fluctuate more than that of a comparable fund that operates as a diversified company.

In a Unanimous Written Consent to Action in Lieu of a Meeting of the Board of Trustees dated February 15, 2012, the Board, including all of the Trustees who are not “interested persons” of the Trust (as defined in 1940 Act) (the “Independent Trustees”), unanimously approved a change to the Fund’s current status as a diversified company to be a non-diversified company, effective May 1, 2012. The Board further recommends that shareholders of the Fund approve this Proposal.

***

If the shareholders of the Fund consent to the change in the fundamental investment restriction with respect to diversification, such change will become effective May 1, 2012. The Fund’s prospectus and statement of additional information will be revised, as appropriate, to reflect the change.

Approval of the Proposal requires the written consent of a majority of the outstanding voting securities of the Fund.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY

RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL.

ADDITIONAL INFORMATION

Proposals of Shareholders

The Trust does not hold regular annual shareholders’ meetings. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareholders’ meeting of the Trust (if any) should send their written proposals to the Secretary of the Trust at 101 California Street, Suite 1600, San Francisco, CA 94111. Proposals must be received a reasonable time before the date of a meeting of shareholders in order to be considered for inclusion in the proxy materials for that meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. A shareholder who wishes to make a proposal at the next meeting of shareholders without including the proposal in the Trust’s proxy statement must notify the Secretary of the Trust in writing of such proposal within a reasonable time prior to the date of the meeting. If a shareholder fails to give timely notice, then the persons named as proxies in the proxies solicited by the Board for the next meeting of shareholders may exercise discretionary voting power with respect to any such proposal.

Shareholder Communications with the Board

Shareholders may address correspondence that relates to any series of the Trust to the Board as a whole or to individual Trustees and send such correspondence to the Board or to the Trustee, c/o Forward Management, 101 California Street, Suite 1600, San Francisco, CA 94111. Upon receipt, all such shareholder correspondence will be directed to the attention of the addressee.

Voting Information

Because this Information Statement is being furnished to shareholders of the Fund in connection with an action to be taken by written consent in lieu of a meeting of the shareholders, the Proposal requires a majority of shareholders entitled to vote on the Proposal consent to the Proposal in writing and the written consents are filed with the records of the meetings of shareholders. Such consent of shareholders shall be treated for all purposes as a vote at a meeting.

Cost of Solicitation

The Fund will pay the cost of preparing, printing and mailing this Information Statement and all other costs incurred with the solicitation of written consent, including any additional solicitation made by letter, telephone or otherwise. In addition to solicitation by mail, certain officers and representatives of the Trust, and officers and employees of Forward Management, who will receive no additional compensation for their services, may solicit written consents by telephone, telegram or personally.

Ownership of the Fund

The following persons owned of record or beneficially, as of the Record Date, 5% or greater of any class of the Fund’s outstanding equity securities:

Name and Address of Shareholder	Class Owned	Shares Beneficially Owned	Percent of Class
Gordon P. Getty* Sutton Place Associates, LLC One Embarcadero Center, Suite 1050 San Francisco, CA 94111	Investor	50,000	98%

Name and Address of Shareholder	Class Owned	Shares Beneficially Owned	Percent of Class
Gordon P. Getty* Sutton Place Associates, LLC One Embarcadero Center, Suite 1050 San Francisco, CA 94111	Institutional	50,000	97%

Gordon P. Getty* Sutton Place Associates, LLC One Embarcadero Center, Suite 1050 San Francisco, CA 94111	Class C	50,000	100%

Gordon P. Getty* Sutton Place Associates, LLC One Embarcadero Center, Suite 1050 San Francisco, CA 94111	Class M	50,000	100%

*	Gordon P. Getty is a control person of Forward Management.

As of the Record Date, Gordon P. Getty, Sutton Place Associates, LLC owned beneficially 98.76% of the Fund’s outstanding voting securities. Persons beneficially owning more than 25% of the voting securities of the Fund are deemed to be a “control person” of the Fund.

As of the Record Date, the officers and Trustees of the Trust, as a group, owned 2% of each of the outstanding Institutional Class and Investor Class shares of the Fund and less than 1% of the outstanding Class C and Class M shares of the Fund.

Service Providers

Investment Advisor

Forward Management serves as investment advisor to each of the series of the Trust, including the Fund. Forward Management is located at 101 California Street, Suite 1600, San Francisco, CA 94111. Forward Management’s ownership interests are held approximately as follows: Gordon P. Getty (35%); ReFlow Forward Family Holding Company, LLC, an entity controlled by Mr. Getty (34%); and management and employees (31%).

Forward Management has been registered with the SEC as an investment advisor since 1998 and has been an investment advisor to publicly-offered mutual funds since that time. Forward Management has the authority to manage the Fund in accordance with the investment objective, policies and restrictions of the Fund and subject to the general supervision of the Trust’s Board. Forward Management also provides the Fund with ongoing management supervision and policy direction. Forward Management has served as investment advisor to the Fund since its inception.

The following table provides the name and principal occupation of each director and certain officers of Forward Management. The business address of each person listed below is Forward Management, LLC, 101 California Street, Suite 1600, San Francisco, CA 94111.

Name	Principal Occupation
J. Alan Reid, Jr.	Chief Executive Officer and Director
Mary Curran	Chief Legal Officer and Secretary
Judith M. Rosenberg	Chief Compliance Officer
Alan Seigerman	Chief Financial Officer
Norman Mains	Chief Risk Officer
James O’Donneoo	Chief Investment Officer
William Prezant	Director

Name	Principal Occupation
Thomas Woodhouse	Director
James Halligan	Director
Toby Rosenblatt	Director
David Chow	Director

Mr. Reid serves as President and a Trustee of the Trust, Ms. Curran serves as Secretary of the Trust, and Ms. Rosenberg serves as Chief Compliance Officer and Chief Legal Officer of the Trust.

Distributor

The Fund offers its shares to the public on a continuous basis. Shares of the Fund are distributed pursuant to a Distribution Agreement, dated as of September 30, 2005, as amended (the “Distribution Agreement”), between the Trust and ALPS Distributors, Inc. (“Distributor”), 1290 Broadway, Suite 1100, Denver, CO 80203. The Distribution Agreement requires the Distributor to solicit orders for the sale of shares and to undertake such advertising and promotion as the Distributor believes reasonable in connection with such solicitation. The Trust and the Distributor have agreed to indemnify each other against certain liabilities. The Trust pays no fee to the Distributor under the Distribution Agreement. The Distribution Agreement will remain in effect from year to year only if its continuance is approved annually by a majority of the Board of Trustees who are not parties to such agreement or “interested persons” of any such party and must be approved either by votes of a majority of the Trustees or a majority of the outstanding voting securities of the Fund. The Distribution Agreement may be terminated by either party on at least 60 days’ written notice and will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Administrative Services and Transfer Agent

ALPS Fund Services, Inc. (hereinafter “AFS” and “Administrator”), whose principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203, acts as the Fund’s administrator. As Administrator, AFS performs corporate secretarial, treasury, and blue sky services and acts as fund accounting agent for the Fund. For its services as Administrator, the Trust pays AFS the greater of fixed fee or fees based on the annual net assets of the Forward Funds, accrued daily and payable monthly by the Funds at a predetermined annual rate.

The Amended and Restated Administration Agreement between the Trust and AFS was dated and effective as of April 12, 2010. The Amended and Restated Administration Agreement has an initial term of three years and will renew automatically for successive one-year terms.

Pursuant to an Amended and Restated Transfer Agency and Services Agreement dated June 3, 2009 and effective as of June 15, 2009,

AFS acts as transfer agent and dividend disbursing agent for the Trust. The Transfer Agency and Services Agreement has an initial term of three years and automatically renews for successive one-year terms.

Custodian

Brown Brothers Harriman & Co. (“Custodian”), whose principal business address is 40 Water Street, Boston, MA 02109, is the Fund’s custodian. The Custodian is responsible for the custody of the Fund’s assets and, as foreign custody manager, will oversee the custody of any Fund assets held outside the United States. The Custodian takes no part in the decisions relating to the purchase or sale of the Fund’s portfolio securities.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco CA 94111 (“PwC”) has been appointed by the Board to serve as the Fund’s independent registered public accounting firm, effective January 1, 2012. In this capacity, PwC will audit the Fund’s annual financial statements.

EXHIBIT

FORWARD FUNDS

FORWARD GLOBAL CREDIT LONG/SHORT FUND

Written Consent to Action in Lieu of a Meeting of the Shareholders

The undersigned, being the holder of [     ]% of outstanding shares of the Forward Global Credit Long/Short Fund (the “Fund”), a series of Forward Funds, a Delaware statutory trust (the “Trust”), and acting by written consent in lieu of a meeting, pursuant to authority contained in Article VII, Section 7.3 of the Trust’s Amended and Restated Declaration of Trust, hereby consents and agrees, by signing this written consent, to the adoption of the following resolutions and the filing of the same with the minutes of proceedings of the shareholders of the Fund, with the same effect as if such action had been taken by vote at a meeting of the shareholders duly called and held.

WHEREAS, the Fund has adopted the following fundamental investment restriction with respect to diversification, as set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval:

As a matter of fundamental policy:

1. With respect to 75% of its total assets, the Fund may not purchase any security (other than U.S. Government Securities or securities of other investment companies) if as a result: (i) more than 5% of the Fund’s total assets immediately after and as the result of such purchase would be invested in the securities of any one issuer; or (ii) purchase more than 10% of the outstanding voting securities of a single issuer. Changes in the market value of the Fund’s assets after the time of purchase do not affect the aforementioned calculations.

WHEREAS, Forward Management, LLC (“Forward Management”), the Fund’s investment advisor, believes that the Fund’s current restriction with respect to diversification is restricting the management of the Fund; and

WHEREAS, in a Unanimous Written Consent to Action in Lieu of a Meeting of the Board of Trustees dated February 15, 2012 the Board of Trustees of the Trust (the “Board”), at the request of Forward Management and SW, unanimously approved a change to the Fund’s current status as a diversified company to be a non-diversified company effective May 1, 2012; it is hereby

RESOLVED, that, effective May 1, 2012, the Fund’s fundamental investment restriction with respect to diversification is hereby changed to read as follows:

As a matter of fundamental policy:

1. The Forward Global Credit Long/Short Fund has elected to qualify as a non-diversified series of the Trust.

FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of this     day of             , 2012.

By:
Name:
Title: